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                                                                  EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Coastal Physician Group, Inc.

We consent to incorporation by reference in Registration Statements (No. 33-86434) on Form S-3, (No. 33-83448) on Form S-4, (No. 33-79842) on Form S-8,
(No. 33-62484)on Form S-8, (No. 33-58984) on Form S-8, and (No. 33-86436) on
Form S-8 of Coastal Physician Group, Inc. of our reports dated March 31, 1997 except for paragraphs 5 and 6 of Note 10, which are as of May 30, 1997, and for paragraphs 1 and 4 of Note 9, which are as of June 3, 1997, and for paragraphs 6, 8, 9 and 10 of Note 7 and the last paragraph of Note 11, which are as of June 10, 1997, relating to the consolidated balance sheets of Coastal Physician Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1996, which reports appear or are incorporated by reference in the December 31, 1996 annual report on Form 10-K of Coastal Physician Group, Inc.



                                             KPMG Peat Marwick LLP


Raleigh, North Carolina
June 12, 1997